UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   September 27, 2013

EASTERN 1997D LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	033-63635-08	31-1514713
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code:   (303) 860-5800

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

Item 8.01	Other Events.

As previously reported, on September 16, 2013, Eastern 1997D Limited Partnership, a West Virginia limited partnership (the “Partnership”), filed a petition under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the Northern District of Texas, Dallas Division (the “Bankruptcy Court”). On September 27, 2013, the Partnership filed a Motion to Sell Substantially All of Its Assets (the “Sale Motion”) with the Bankruptcy Court. The Sale Motion provides for, among other things, a marketing and auction process for the sale of substantially all of the Partnership’s assets through The Oil & Gas Asset Clearinghouse (“the Clearinghouse”).  PDC Energy, Inc. (f/k/a Petroleum Development Corporation) (“PDC”), the managing general partner of the Partnership, has made an initial “stalking horse” cash bid for the Partnership’s assets of $355,000.  PDC will not be receiving any break-up fee or bidding protections, and the initial bid is subject to higher and better cash bids at the auction, which is expected to be conducted by the Clearinghouse in either late 2013 or early 2014.  The Sale Motion is set for hearing before the Bankruptcy Court on October 17, 2013 at 1:30 p.m.

The foregoing summary of the Sale Motion is qualified in its entirety by reference to the Sale Motion a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Motion to Sell Substantially All of Its Assets filed by the Partnership with the Bankruptcy Court on September 27, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTERN 1997D LIMITED PARTNERSHIP
Date: October 7, 2013	By: /s/ Karen Nicolaou Name: Karen Nicolaou Title: Responsible Party

EXHIBIT INDEX

Exhibit Number	Description
99.1	Motion to Sell Substantially All of Its Assets filed by the Partnership with the Bankruptcy Court on September 27, 2013